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                                                                     EXHIBIT 5.1

                                   LAW OFFICES
                      HONIGMAN MILLER SCHWARTZ AND COHN LLP
                          2290 FIRST NATIONAL BUILDING
                               660 WOODWARD AVENUE
                          DETROIT, MICHIGAN 48226-3583

                              PHONE (313) 465-7000
                               FAX (313) 465-8000

                                                               LANSING, MICHIGAN
TELEPHONE: (313) 465-7000                                BINGHAM FARMS, MICHIGAN
FAX: (313) 465-8000








                                  April 11, 2003

Childtime Learning Centers, Inc.
38345 West Ten Mile Road
Suite 100
Farmington Hills, Michigan 48335

         Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel for Childtime Learning Centers, Inc., a Michigan corporation (the "Company"), in connection with the registration by the Company of 100,000 units consisting of shares of the Company's common stock, no par value per share (the "Common Stock"), and 15% Subordinated Notes due 2008 (the "Notes"), as described in the Company's Registration Statement on Form S-1, file no. 333-103397 (the "Registration Statement"). The Notes are to be issued under an Indenture (the "Indenture"), among the Company, as issuer, and U.S. Bank National Association, as trustee (the "Trustee"), and a related Indenture Supplement among the Company and the Trustee (the "Indenture Supplement"), each substantially in the form filed as exhibits to the Registration Statement.

         We have examined such documents and have considered such matters of law, as we have considered appropriate as a basis for our opinions set forth below. In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate, other entity or


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Childtime Learning Centers, Inc.
April 11, 2003
Page 2

otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate, other entity or otherwise) and executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

         Based on the foregoing, we are of the opinion that, (i) upon the execution and delivery of the Indenture and the Indenture Supplement by the parties thereto, the Notes, when executed by the Company, authenticated as specified in the Indenture and delivered against payment therefor as described in the Registration Statement, will be legally issued and will constitute binding obligations of the Company, enforceable against it in accordance with their terms, and (ii) the shares of Common Stock, when sold in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

         The opinions set forth above are subject to the following qualifications and exceptions:

         (a) Our opinions stated above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors' rights.

         (b) Our opinions stated above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

         (c) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of the Notes, any resolutions of the board of directors of the Company that we relied upon in connection with issuing these opinions will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Indenture, the Indenture Supplement or the Notes and the Registration Statement will have been declared effective by the Securities and Exchange Commission and will continue to be effective.

         Our opinions expressed above are limited to the laws of the State of Michigan and the general contract laws of the State of New York. For purposes of our opinions as to matters governed by the laws of the State of New York, we have relied on the opinion of Stroock & Stroock & Lavan LLP.



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Childtime Learning Centers, Inc.
April 11, 2003
Page 3



         We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus that is a part of the Registration Statement. In giving such consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ Honigman Miller Schwartz and Cohn LLP

                                       HONIGMAN MILLER SCHWARTZ AND COHN LLP

NHB/RJK/LAM/AMM